Exhibit 99.1

                      Imperial Petroleum Recovery
Corporation Announces 10-KSB Filing for Fiscal Years Ended October 31,
                            2004 and 2003

    HOUSTON--(BUSINESS WIRE)--Dec. 5, 2005--Imperial Petroleum Recovery Corporation (IPRC) announces it has filed Forms 10-KSB for Fiscal Years 2004 and 2003 with the Securities and Exchange Commission.
    IPRC anticipates it will publish its financial statements for the fiscal year ended October 31, 2005, along with other required filings, no later than 90 days after the end of their fiscal year.
    As previously reported in an August 2005 press release, "IPRC Management Team Addresses Shareholders", Alan Springer (Chairman and
CEO) announced a five step process to improve the company's financial position, introduce the technology to the marketplace and create shareholder value. Mr. Springer views the timely capturing, preparation and reporting of financial information to the investor community and to IPRC's shareholders to be a significant element in his strategy to move the Company forward.
    IPRC's patented Microwave Separation Technology (MST) provides a clean, cost effective and efficient solution for eliminating emulsions that reduce production in petroleum and alternative energy applications. IPRC is based in Houston, Texas and is currently traded on the OTC Bulletin Board under the stock symbol IREC.

    Certain statements in this release are forward-looking. While these statements reflect the Company's beliefs, they are subject to uncertainties and risks that could cause actual results to differ materially.



    CONTACT: Imperial Petroleum Recovery Corporation, Houston
             Edward Gaiennie, 281-821-1110
             edg@iprc.com